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                                                                    EXHIBIT 10.2

                                  NISOURCE INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2004

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                                TABLE OF CONTENTS

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ARTICLE I             PURPOSE; EFFECTIVE DATE...................................................................    1

         1.1      Purpose.......................................................................................    1
         1.2      Effective Date................................................................................    1

ARTICLE II            DEFINITIONS...............................................................................    1

         2.1      Account.......................................................................................    1
         2.2      Beneficiary...................................................................................    2
         2.3      Code..........................................................................................    2
         2.4      Committee.....................................................................................    2
         2.5      Company.......................................................................................    2
         2.6      Compensation..................................................................................    2
         2.7      Deferral Commitment...........................................................................    2
         2.8      Deferral Period...............................................................................    2
         2.9      Determination Date............................................................................    2
         2.10     Discretionary Contribution....................................................................    2
         2.11     Election Form.................................................................................    3
         2.12     Employer......................................................................................    3
         2.13     Participant...................................................................................    3
         2.14     Plan..........................................................................................    3
         2.15     Retirement Committee..........................................................................    3
         2.16     Severe Financial Hardship.....................................................................    3
         2.17     Gender and Number.............................................................................    3

ARTICLE III           MERGER OF NISOURCE PLAN AND OTHER PLANS...................................................    4

         3.1      Bay State Plan................................................................................    4
         3.2      Columbia Plan.................................................................................    4

ARTICLE IV            PARTICIPATION AND DEFERRAL COMMITMENTS....................................................    4

         4.1      Eligibility and Participation.................................................................    4
         4.2      Form and Amount of Deferral...................................................................    5
         4.3      Deferral Options..............................................................................    6
         4.4      Modification of Deferral Commitment...........................................................    6
         4.5      Change in Employment Status...................................................................    6

ARTICLE V             DEFERRED COMPENSATION ACCOUNT.............................................................    6

         5.1      Account.......................................................................................    6
         5.2      Timing of Credits; Withholding................................................................    6
         5.3      Discretionary Contributions...................................................................    7
         5.4      Determination of Account......................................................................    7
         5.5      Vesting of Account............................................................................    7
         5.6      Statement of Account..........................................................................    8

ARTICLE VI            INVESTMENTS...............................................................................    8

         6.1      Investment Options............................................................................    8
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                                TABLE OF CONTENTS

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         6.2      Special Investment Option for Former Participants in the Bay State Plan and
                  Participants in the Plan......................................................................    8
         6.3      Special Investment Option for Former Participants in the Columbia Plan........................    9

ARTICLE VII           PLAN BENEFITS.............................................................................   10

         7.1      Distributions Prior to Termination of Employment..............................................   10
         7.2      Distributions Following Termination of Employment.............................................   11
         7.3      Form of Benefit Payment.......................................................................   11
         7.4      Valuation and Settlement......................................................................   12
         7.5      Modification of Distribution..................................................................   13
         7.6      Distribution Provisions Applicable to a Transferred Bay State Account.........................   13
         7.7      Withholding for Taxes.........................................................................   14
         7.8      Payment to Guardian...........................................................................   14

ARTICLE VIII          BENEFICIARY DESIGNATION...................................................................   15

         8.1      Beneficiary Designation.......................................................................   15
         8.2      Changing Beneficiary..........................................................................   15
         8.3      Community Property............................................................................   15
         8.4      No Beneficiary Designation....................................................................   16

ARTICLE IX            ADMINISTRATION............................................................................   17

         9.1      Committee; Duties.............................................................................   17
         9.2      Agents........................................................................................   17
         9.3      Binding Effect of Decisions...................................................................   17
         9.4      Indemnity of Retirement Committee.............................................................   17

ARTICLE X             CLAIMS PROCEDURE..........................................................................   18

         10.1     Claim.........................................................................................   18
         10.2     Review of Claim...............................................................................   18
         10.3     Notice of Denial of Claim.....................................................................   18
         10.4     Reconsideration of Denied Claim...............................................................   19
         10.5     Employer to Supply Information................................................................   20

ARTICLE XI            AMENDMENT AND TERMINATION OF PLAN.........................................................   20

         11.1     Amendment.....................................................................................   20
         11.2     Employer's Right to Terminate.................................................................   21

ARTICLE XII           MISCELLANEOUS.............................................................................   22

         12.1     Unfunded Plan.................................................................................   22
         12.2     Company and Employer Obligations..............................................................   22
         12.3     Unsecured General Creditor....................................................................   22
         12.4     Trust Fund....................................................................................   22
         12.5     Nonassignability..............................................................................   23
         12.6     Not a Contract of Employment..................................................................   23
         12.7     Protective Provisions.........................................................................   24
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                                TABLE OF CONTENTS

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         12.8     Governing Law.................................................................................   24
         12.9     Validity......................................................................................   24
         12.10    Notice........................................................................................   24
         12.11    Successors....................................................................................   24
         12.12    Tax Savings Clause............................................................................   25

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                                  NISOURCE INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                             PURPOSE; EFFECTIVE DATE

         1.1 PURPOSE. The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of an Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. Effective November 1, 2000, the Bay State Gas Company Key Employee Deferred Compensation Plan (the "Bay State Plan") was merged into the NIPSCO Industries, Inc. Executive Deferred Compensation Plan (the "NIPSCO Plan"), and the NIPSCO Plan was renamed the NiSource Inc. Executive Deferred Compensation Plan (the "Plan"). Effective January 1, 2004, the Columbia Energy Group Deferred Compensation Plan (the "Columbia Plan") shall be merged into the Plan.

         1.2      EFFECTIVE DATE. The Plan is effective as of January 1, 2004.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 ACCOUNT. "Account" means the device used by an Employer to measure and determine the amount to be paid to a Participant under the Plan. Each account shall be divided into a NiSource Account containing contributions to the Plan and, if applicable, a Transferred

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Bay State Account containing any amount transferred from the Bay State Plan or a
Transferred Columbia Account containing any amount transferred from the Columbia Plan.

         2.2 BENEFICIARY. "Beneficiary" means the person, persons or entity entitled under Article VIII to receive any Plan benefits payable after a Participant's death.

         2.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.4 COMMITTEE. "Committee" means the Nominating and Compensation Committee of the Board of Directors of the Company.

         2.5 COMPANY. "Company" means NiSource Inc., a Delaware corporation.

         2.6 COMPENSATION. "Compensation" means base salary and incentive awards paid to a Participant during the calendar year, before reduction for amounts deferred under the Plan or any other salary reduction program. Compensation does not include expense reimbursements, any form of noncash compensation, or benefits. Compensation does not include lump severance payments or lump sum vacation payout.

         2.7 DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article IV.

         2.8      DEFERRAL PERIOD. "Deferral Period" means each calendar year.

         2.9 DETERMINATION DATE. "Determination Date" means each business day.

         2.10 DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Employer contribution credited to a Participant's Account under Section 5.3.

                                        2
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         2.11     ELECTION FORM. "Election Form" means the agreement submitted by a Participant to the Retirement Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

         2.12 EMPLOYER. "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Committee to participate in the Plan.

         2.13 PARTICIPANT. "Participant" means any eligible individual who has elected to defer Compensation under the Plan.

         2.14 PLAN. "Plan" means the NiSource Inc. Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

         2.15 RETIREMENT COMMITTEE. "Retirement Committee" means a committee consisting of the Executive Vice President, Human Resources and Communications and the Vice President, Total Rewards of the Company.

         2.16 SEVERE FINANCIAL HARDSHIP. "Severe Financial Hardship" means a financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, or loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         2.17 GENDER AND NUMBER. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

                                        3
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                                   ARTICLE III

                     MERGER OF NISOURCE PLAN AND OTHER PLANS

         3.1 BAY STATE PLAN. As of November 1, 2000, the Bay State Plan was merged into the Plan. The balance of the account of each Bay State Plan participant, determined as of November 1, 2000, was transferred to the Plan and became the initial balance in such Participant's Transferred Bay State Account in the Plan. A Participant's Transferred Bay State Account shall be held, administered, invested, and distributed pursuant to the terms of the Plan.

         3.2 COLUMBIA PLAN. As of January 1, 2004, the Columbia Plan was merged into the Plan. The balance of the account of each Columbia Plan participant, determined as of December 31, 2003, was transferred to the Plan and became the initial balance in such Participant's Transferred Columbia Account in the Plan. A Participant's Transferred Columbia Account shall be held, administered, invested, and distributed pursuant to the terms of the Plan.

                                   ARTICLE IV

                     PARTICIPATION AND DEFERRAL COMMITMENTS

4.1      ELIGIBILITY AND PARTICIPATION.

         (a) Eligibility. Any employee who was eligible to participate in the Bay State Plan or the NIPSCO Plan as of October 31, 2000 remained eligible to participate in the Plan as of November 1, 2000. Any employee eligible to participate in the Columbia Plan or the Plan as of December 31, 2003 shall be eligible to participate in the Plan as of the Effective Date. From and after the Effective Date, eligibility to participate in the Plan for a Deferral Period shall be limited to (1) an employee in job scope level D2 or above, and (2) any other key employee of an Employer who is designated from time to time by the Committee.

                                        4
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         (b)      Participation. An eligible individual may elect to become a
     Participant in the Plan with respect to any Deferral Period by submitting an Election Form to the Retirement Committee during the annual enrollment period, established by the Retirement Committee, last preceding the beginning of the Deferral Period.

         (c) Part-Year Participation. When an individual first becomes eligible to become a Participant during a Deferral Period, an Election Form may be submitted to the Retirement Committee within thirty (30) days after the Retirement Committee notifies the individual of eligibility to participate. Such Election Form shall be effective beginning with regard to Compensation payable in the next payroll period or as soon as practicable following submission of such Election Form to the Retirement Committee.

         4.2 FORM AND AMOUNT OF DEFERRAL. A Participant may elect Deferral Commitments in the Election Form as follows:

         (a) Salary Deferral Commitment. A salary Deferral Commitment for a Deferral Period shall be related to the base salary payable by an Employer to a Participant during that Deferral Period. The amount to be deferred shall be stated as a whole percentage of base salary from 5% to 80%.

         (b) Incentive Award Deferral Commitment. An incentive award Deferral Commitment for a Deferral Period shall be related to the incentive award payable to the Participant in that Deferral Period. The amount to be deferred shall be stated as a whole percentage of the incentive award from 5% to 100%.

         No Deferral Commitment shall be made subsequent to the date of a Participant's termination of employment with all Employers.

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         4.3      DEFERRAL OPTIONS. A Participant shall make an election in his
Election Form as to the time and form of payment of the Deferral Commitment for each Deferral Period. A Participant shall not be required to designate the same time and form of payment for each Deferral Period. However, payments pursuant to a Deferral Commitment shall not be made or begin later than the Participant's date of termination of employment with all Employers.

         4.4 MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Sections 7.1(a) and 7.5 below, Deferral Commitments shall be irrevocable.

         4.5 CHANGE IN EMPLOYMENT STATUS. If the Committee determines that a Participant's performance is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with an Employer, the Participant's existing Deferral Commitment shall terminate at the end of the current Deferral Period, and no new Deferral Commitment may be made by such Participant for any Deferral Period beginning after notice of such determination is given by the Committee.

                                    ARTICLE V

                          DEFERRED COMPENSATION ACCOUNT

         5.1 ACCOUNT. The Compensation deferred by a Participant under the Plan, any Discretionary Contributions and earnings thereon shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution, investment options, levels of vesting, and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

         5.2 TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be credited to the Participant's Account at the time it would have been payable to the Participant.

Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible and any remaining amount shall reduce the amount credited to the Participant's Account.

         5.3 DISCRETIONARY CONTRIBUTIONS. An Employer may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Committee in its sole discretion shall determine.

         5.4 DETERMINATION OF ACCOUNT. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

                  (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since such preceding Determination Date.

                  (b) Discretionary Contributions. The Account shall be increased by any Discretionary Contributions credited since such preceding Determination Date.

                  (c) Distributions. The Account shall be reduced by any benefits distributed from the Account to the Participant since such preceding Determination Date.

                  (d) Valuation of Account. The Account shall be increased or decreased by the aggregate earnings, gains and losses on such Account since such preceding Determination Date.

         5.5 VESTING OF ACCOUNT. Each Participant shall be vested in the amounts credited to such Participant's Account and earnings thereon as follows:

                  (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under the Plan, and earnings thereon.

                  (b) Discretionary Contributions. A Participant's Discretionary Contributions, and earnings thereon, shall become vested as determined by the Committee.

                  (c) Transferred Account. A Participant shall be one hundred percent (100%) vested at all times in the balance of his Transferred Bay State Account or Transferred Columbia Account, if any.

         5.6 STATEMENT OF ACCOUNT. The Retirement Committee shall give to each Participant a statement showing the balance in the Participant's Account on a quarterly basis and at such other times as may be determined by the Retirement Committee.

                                   ARTICLE VI

                                   INVESTMENTS

         6.1 INVESTMENT OPTIONS. Amounts credited hereunder to the Account of a Participant shall be invested as such Participant elects among the investment choices set forth on Exhibit A or available pursuant to Sections 6.2 and 6.3. No election of a Deferral Commitment by a Participant shall be effective until such time as the Participant submits his initial investment election to the Company. Such investment election shall continue to apply to subsequent Deferral Commitments made by the Participant until changed by the Participant.

         6.2 SPECIAL INVESTMENT OPTION FOR FORMER PARTICIPANTS IN THE BAY STATE PLAN AND PARTICIPANTS IN THE PLAN. Former participants in the Bay State Plan who became Participants in the Plan, or Participants in the Plan, on November 1, 2000, shall have an additional special

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investment option applicable solely to their Transferred Bay State Account balances, or their Account balances in the Plan, valued as of November 1, 2000, and any subsequent amounts contributed to such Participant's Account. Such Participants may invest their Transferred Bay State Account balances, or their Account balances in the Plan as of November 1, 2000, and any subsequent amounts contributed to such Participant's Account, in a subaccount which shall be credited with earnings equal to one (1) percentage point higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month as published by Moody's Investor Services, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Committee. A Participant's Transferred Bay State Account balance, or his Account balance in the Plan on November 1, 2000, shall be invested pursuant to this special investment option from and after November 1, 2000 and until such time as another investment choice is designated by him pursuant to Section 6.1 with respect to all or a portion of his Transferred Bay State Account, or his Account balance in the Plan on November 1, 2000. Subsequent amounts contributed to any such Participant's Account may be invested pursuant to this option as designated by the Participant pursuant to Section 6.1. However, any portion of a Transferred Bay State Account, or an Account balance in the Plan, subsequently transferred from the investment option described in this Section 6.2 to another investment option may not be reinvested under this Section 6.2.

         6.3 SPECIAL INVESTMENT OPTION FOR FORMER PARTICIPANTS IN THE COLUMBIA PLAN. Former participants in the Columbia Plan who become Participants in the Plan on January 1, 2004 shall have an additional special investment option applicable solely to their Transferred Columbia Account balances, valued as of January 1, 2004. Such Participants may invest all or any portion of their Transferred Columbia Account balances in a subaccount which shall be credited each day with earnings equal to the prime rate of interest in effect as of such business day, as listed in The Wall Street Journal. All or the designated portion of a Participant's Transferred Columbia Account balance shall be invested pursuant to this special investment option from and after January 1, 2004 and until such time as another investment choice is designated by him pursuant to Section 6.1 with respect to all or a portion of his Transferred Columbia Account. Any portion of a Transferred Columbia Account subsequently transferred from the investment option described in this Section 6.3 to another investment option may not be reinvested under the investment option described in this Section 6.3. Amounts contributed to any such Participant's Account on or after January 1, 2004 shall not be eligible for the investment option described in this Section 6.3.

                                   ARTICLE VII

                                  PLAN BENEFITS

         7.1 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT. A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

                  (a) Hardship Distributions. Upon a finding that a Participant has suffered a Severe Financial Hardship, the Retirement Committee may, in its sole discretion, make distributions from the Participant's Account (including his Transferred Bay State Account or Transferred Columbia Account, if applicable) or allow a Participant to suspend entirely his Deferral Commitment. The amount of such a distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Severe Financial Hardship. Any distribution pursuant to this Section 7.1(a) shall be payable in a lump sum. The distribution shall be paid within thirty
         (30) days after the determination of a Severe Financial Hardship.

                  (b) Deferral to Designated Year. The Employer shall pay the Participant an amount of a Deferral Commitment and earnings thereon not paid pursuant to Section 7.1(a) in the year designated by the Participant in such Deferral Commitment. Such amount shall be payable in the manner provided in Sections 7.3 and 7.6 and at the time provided in Section 7.4.

         7.2 DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT. Upon a Participant's termination of employment with an Employer for any reason, the Employer shall pay the Participant, or in the case of death the Participant's Beneficiary, an amount equal to the balance in the Participant's Account. Such amount shall be payable in the manner provided in Sections 7.3 and 7.6 and at the time provided in Section 7.4.

         7.3      FORM OF BENEFIT PAYMENT.

                  (a) Subject to Section 8.3(c), the amount of a Deferral Commitment and earnings thereon not paid pursuant to Section 7.1(a) shall be paid (1) in the year designated by the Participant in such Deferral Commitment, or (2) following termination of employment, as applicable, to the Participant (or to his Beneficiary in the case of his death) in the form selected by the Participant in his Election Form at the time of the Deferral Commitment. Options include:

                           (i)      A lump sum payment.

                           (ii) Equal annual installments over a period of not more than fifteen (15) years.

                  (b) In the event a Participant's Account balance at the time distribution begins, or following a distribution pursuant to subsection (a)(ii) above, is fifteen thousand dollars ($15,000) or less, that balance shall be paid to the Participant or his Beneficiary in a lump sum on the next annual installment distribution date notwithstanding any form of benefit payment elected by the Participant.

         7.4      VALUATION AND SETTLEMENT.

                  (a) Lump Sum in Designated Year. The amount of a lump sum payment in a designated year pursuant to Section 7.1(b) shall be based on the value of the Participant's Account, or a Deferral Commitment and earnings thereon, as of the March 15th of such designated year. The distribution date shall be March 31st of such year or as soon as practicable thereafter.

                  (b) Lump Sum Following Termination. The amount of a lump sum payment following termination of employment pursuant to Section 7.2 shall be based on the value of the Participant's Account, or a Deferral Commitment and earnings thereon, on the date of termination. The distribution date shall be as soon as practicable after the Participant's date of termination of employment.

                  (c) Installments. The amount of an installment payment, pursuant to Section 7.1(b) or 7.2, shall be based on the value of the Participant's Account, or a Deferral Commitment and earnings thereon, as of the March 15th preceding distribution of each such installment. The distribution date shall be each subsequent March 31st or as soon as practicable thereafter.

         7.5 MODIFICATION OF DISTRIBUTION. Notwithstanding any other provision of the Plan, a Participant may modify his election as to the form or time of commencement of payment of his entire Account, or of any Deferral Commitment under the Plan and earnings thereon, by a writing filed with the Retirement Committee at any time prior to the commencement of payment. A Participant's modification of his election as to the form or time of commencement of payment shall be ineffective, unless (1) the modification election is filed with the Retirement Committee more than twelve
(12) months prior to the time of commencement of payment, or (2) a Participant elects by written instrument delivered to the Company prior to the time of commencement of payment to have his Account or the applicable Deferral Commitment reduced by 10%. This reduction shall be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to the form or time of commencement of payment within the period set forth in clause (1) above and prevent him from being deemed in constructive receipt of his Account prior to its actual payment to him.

         7.6 DISTRIBUTION PROVISIONS APPLICABLE TO A TRANSFERRED BAY STATE ACCOUNT. Notwithstanding any other provision in the Plan, the following provisions shall apply to the form and time of payment of the balance of a Transferred Bay State Account:

                  (a) The portion of a Transferred Bay State Account not paid pursuant to paragraph (a) of Section 7.1, shall be paid to a Participant following his termination of employment, or to his Beneficiary in the case of death, in the form selected by the Participant, by written instrument delivered to the Retirement Committee before November 1, 2000. If no form is selected by the Participant, payment shall be made in a lump sum. The provisions of Sections 7.3 and 7.5 shall apply with respect to the election of the form of payment of a Transferred Bay State Account and the modification of such election.

                  (b) Any former employee of Bay State Gas Company who (1) was a participant in the Bay State Plan immediately prior to November 1, 2000, (2) terminated employment with Bay State Gas Company prior to November 1, 2000 for any reason other than Retirement, death or Disability (as such terms were defined in the Bay State Plan immediately prior to November 1, 2000), and (3) as of November 1, 2000 had not commenced payment of his Account, shall not commence payment of his Transferred Bay State Account until the earlier of the Participant's attainment of age 65, Disability or death. Notwithstanding the preceding sentence, the Retirement Committee may, in its sole discretion, vary the manner and time of making the payment of a Participant's Transferred Bay State Account to such former Bay State employee, and may make such distributions over a longer or shorter period of time or in a lump sum.

         7.7 WITHHOLDING FOR TAXES. To the extent required by the law in effect at the time payments are made, an Employer shall withhold from the payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Code Section 3405(a)(2).

         7.8 PAYMENT TO GUARDIAN. The Retirement Committee may direct payment to the duly appointed guardian, conservator or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Retirement Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Retirement Committee of incompetency, minority or incapacity. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         8.1 BENEFICIARY DESIGNATION. Subject to Section 8.3, each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Retirement Committee and shall be effective only when filed with the Retirement Committee during the Participant's lifetime.

         8.2 CHANGING BENEFICIARY. Subject to Section 8.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Retirement Committee. The filing of a new designation shall cancel all designations previously filed.

         8.3 COMMUNITY PROPERTY. If the Participant resides in a community property state, the following rules shall apply:

                  (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

                  (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 8.3(a) by the filing of a new designation with the Retirement Committee.

                  (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                           (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 8.3(a).

                           (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                                    (A)      The designation shall be void if
         the spouse was named as Beneficiary, unless the designation is reaffirmed when the Participant is unmarried.

                                    (B)      The designation shall remain valid
         if a nonspouse Beneficiary was named.

                           (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

         8.4 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                  (a)      The Participant's spouse;

                  (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

                  (c)      The Participant's estate.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 COMMITTEE; DUTIES. The Plan shall be administered by the Retirement Committee. The Retirement Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. Members of the Retirement Committee may be Participants under the Plan.

         9.2 AGENTS. The Retirement Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         9.3 BINDING EFFECT OF DECISIONS. The decision or action of the Retirement Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

         9.4 INDEMNITY OF RETIREMENT COMMITTEE. The Company shall indemnify and hold harmless the members of the Retirement Committee against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to the Plan on account of such person's service on the Retirement Committee, except in the case of gross negligence or willful misconduct.

                                    ARTICLE X

                                CLAIMS PROCEDURE

         10.1 CLAIM. The Retirement Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in filing claims for benefits, and for furnishing and verifying proof necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Retirement Committee.

         10.2 REVIEW OF CLAIM. The Retirement Committee shall review all claims for benefits. Upon receipt by the Retirement Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Retirement Committee determines additional time is needed to come to a determination on the claim, the Retirement Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

         10.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Retirement Committee determines that such claim should be denied in whole or in part, the Retirement Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

         10.4     RECONSIDERATION OF DENIED CLAIM.

                  (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Retirement Committee, a reconsideration by the Retirement Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of the Plan that the denial of such claim by the Retirement Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents and submit issues and comments in writing.

                  (b) After such reconsideration request, the Retirement Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Retirement Committee, the time for the Retirement Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Retirement Committee within ninety (90) days after the mailing or delivery to the claimant by the Retirement Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Retirement Committee and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

         10.5 EMPLOYER TO SUPPLY INFORMATION. To enable the Retirement Committee to perform its functions, each Employer shall supply full and timely information to the Retirement Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Retirement Committee may require.

                                   ARTICLE XI

                        AMENDMENT AND TERMINATION OF PLAN

         11.1 AMENDMENT. The Committee may at any time amend the Plan by written instrument, notice of which is given to all Participants, and to Beneficiaries receiving installment payments. Notwithstanding the preceding sentence, no amendment shall reduce the amount accrued in any Account prior to the date such notice of the amendment is given.

         11.2 EMPLOYER'S RIGHT TO TERMINATE. The Committee may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Employers.

                  (a) Partial Termination. The Committee may partially terminate the Plan by instructing the Retirement Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

                  (b) Complete Termination. The Committee may completely terminate the Plan by instructing the Retirement Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and the Employers shall pay out each Account. Payment shall be made in equal monthly installments over the following period, based on the Account balance:

ACCOUNT BALANCE                           PAYOUT PERIOD
---------------                           -------------
Less than $50,000                            Lump Sum
$50,000 but less than $100,000               3 Years
More than $100,000                           5 Years

Payments shall commence within sixty-five (65) days after the Committee terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 UNFUNDED PLAN. This Plan is an unfunded plan maintained primarily to provide deferred Compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

         12.2 COMPANY AND EMPLOYER OBLIGATIONS. The obligation to make benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

         12.3 UNSECURED GENERAL CREDITOR. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Employer or any other party for payment of benefits under the Plan. Any life insurance policies, annuity contracts or other property purchased by the Employer in connection with the Plan shall remain its general, unpledged and unrestricted assets. The Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

         12.4 TRUST FUND. Subject to Section 12.3, the Company may establish separate subtrusts for deferrals by employees of each Employer, pursuant to a trust agreement entered into with such trustees as the Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. At its discretion, each Employer may contribute deferrals under the Plan for its employees to the subtrust established with respect to such Employer under such trust agreement. To the extent any benefits provided under the Plan are paid from any such subtrust, the Employer shall have no further obligation to pay them. If not paid from a subtrust, such benefits shall remain the obligation of the Employer. Although such subtrusts may be irrevocable, their assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy.

         12.5 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof or rights to, which are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         Notwithstanding the preceding paragraph, the Account of any Participant shall be subject to and payable in the amount determined in accordance with any qualified domestic relations order, as that term is defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended. The Retirement Committee shall provide for payment in a lump sum from a Participant's Account to an alternate payee (as defined in Code Section 414(p)(8)) as soon as administratively practicable following receipt of such order. Any federal, state or local income tax associated with such payment shall be the responsibility of the alternate payee. The balance of an Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

         12.6 NOT A CONTRACT OF EMPLOYMENT. The Plan shall not constitute a contract of employment between an Employer and the Participant. Nothing in the Plan shall give a

Participant the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline or discharge a Participant at any time.

         12.7 PROTECTIVE PROVISIONS. A Participant shall cooperate with his Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

         12.8 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Indiana, except as preempted by federal law.

         12.9 VALIDITY. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         12.10 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Retirement Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the applicable Employer's records.

         12.11 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Employers and their successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of an Employer, and successors of any such corporation or other business entity.

         12.12 TAX SAVINGS CLAUSE. Notwithstanding anything to the contrary contained in the Plan, (1) in the event that the Internal Revenue Service prevails in its claim that amounts contributed to the Plan for the benefit of a Participant, and/or earnings thereon, constitute taxable income to the Participant or his Beneficiary for any taxable year, prior to the taxable year in which such contributions and/or earnings are distributed to him, or (2) in the event that legal counsel satisfactory to the Company and the applicable Participant or his Beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the assets in the Plan, to the extent constituting taxable income, shall be immediately distributed to the Participant or his Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or, if based upon an opinion of legal counsel satisfactory to the Company and the Participant or his Beneficiary, the Plan fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name by its duly authorized officer this 23rd day of January, 2003, effective as of the 1st day of January, 2004.

                                                     NISOURCE INC.

                                                     By: /s/ Gary L. Neale

                                    EXHIBIT A

                               INVESTMENT OPTIONS

                                     FIDELITY BASED FUNDS
                                     --------------------
Contra Fund                          Equity Income Fund                         Growth & Income Fund
Growth Company Fund                  Magellan Fund                              Small Cap Independence Fund
Europe Fund                          Overseas Fund                              Pacific Basin Fund
Freedom 2010 Fund                    Freedom 2020 Fund                          Freedom 2030 Fund
Freedom 2040 Fund                    Freedom Income Fund                        Balanced Fund
Puritan Fund                         Intermediate Bond Fund                     Spartan U.S. Equity Index Fund

                                     NON FIDELITY FUNDS
                                     ------------------
                               American Funds EuroPacific Growth Fund
                               Dreyfus Emerging Leaders Fund
                               Janus Small Cap Value Inst. Fund
                               Morgan Stanley IFT U.S. Small Cap Core Fund
                               PIMCO Long Term Gov't Fund
                               PIMCO Low Duration Fund
                               PIMCO Total Return Fund Inst.
                               PIMCO StocksPLUS Fund Inst.
                               Vanguard U.S. Growth Fund
                               Money Market Fund

                                       A-1